Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 6 to Registration Statement on Form S-1 of our report dated March 26, 2010, except as to the last paragraph of Note 15, which is as of May 26, 2010, and the penultimate paragraph of Note 15 which is as of June 14, 2010 relating to the financial statements of Tesla Motors, Inc. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 25, 2010